AMENDMENT TO LICENSE AGREEMENTS


Effective Date:  November 4, 1999

PARTIES:

Quantech, Ltd.                                       (herein called "Quantech")
a Minnesota corporation
1419 Energy Park Drive
Saint Paul, Minnesota  55108


The Perkin-Elmer Corporation                              (herein called "PE")
a New York Corporation
for its PE Biosystems Division
761 Main Avenue
Norwalk, Connecticut  06589-0001

RECITALS:

A. Quantech and PE are parties to (i) a certain agreement with an effective date of 16 December, 1997 (the "Quantech License Agreement"), pursuant to which, among other things, Quantech granted to PE a license under the Serono Technology and Quantech Intellectual Property and Quantech granted to PE a warrant to purchase 28,000,000 shares of Quantech Common Stock pursuant to a certain Warrant Agreement also dated December 16, 1998 (the "Warrant Agreement"), and
(ii) the Perkin Elmer/Quantech License Agreement with an effective date of 29 June 1998, pursuant to which, among other things, PE granted a license to certain PE technology described in a patent application entitled "Surface Plasmon Array System" (the "PE License Agreement").

B. The parties desire to amend the Quantech License Agreement and the PE License Agreement as hereinafter set forth, and, for and in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

1.1 Capitalized terms not defined herein shall have the definitions set forth in the Quantech License Agreement, or, in sections of this Agreement that amend the PE License Agreement, set forth in the PE License Agreement.

1.2 "Agreements" means the Quantech License Agreement and the PE License Agreement.

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2.       TERMINATION OF WARRANT AGREEMENT

The Warrant Agreement be and hereby is terminated effective the date hereof, and is and shall be of no further force and effect. Accordingly, PE shall no longer have the right to purchase shares of stock of Quantech pursuant to the Warrant Agreement.

3. AMENDMENTS TO AGREEMENTS. The Agreements are hereby amended as follows:

3.1 Section 2.2 of the Quantech License Agreement is deleted in its entirety, so that the non-exclusive license granted to PE to Sell Licensed Products throughout the Territory for Nucleic Acid Diagnostics is terminated, effective the date of this Amendment to License Agreement.

3.2 Section 2.3 of the Quantech License Agreement is amended to delete the words "and the Non-exclusive PE License" from the second line of Section 2.3.

3.3 Section 1(d), entitled "Capitalization", of the Section of the Quantech License Agreement entitled "ADDITIONAL REPRESENTATIONS AND WARRANTIES OF QUANTECH, which appears after Section 12.14 of the Quantech License Agreement, is deleted in its entirety.

3.4 Section 5.2 of the Quantech License Agreement is amended to delete the forth and fifth sentences thereof; relating to the reduction of the royalty rate to 7% or 6% if Phases III and IV, respectively, are completed with PE's assistance.

3.5 Section 2.1 of the PE License Agreement is amended to delete the words ", but excluding Nucleic Acid Diagnostics" from the end of Section 2.1, so that the Quantech License will no longer exclude Nucleic Acid Diagnostics.

4.  ADDITIONAL AGREEMENTS RELATING TO AGREEMENTS; LIMITED REVERSION OF RIGHTS.

4.1 The parties acknowledge and agree that, under Section 5.2 of the Quantech License Agreement, Phase II has been completed with PE's assistance, so that royalty rates under Section 5.2 of the Quantech License Agreement are currently 8%.

5. INSTRUMENTS AND SUPPORT. For and in consideration of the termination of the Warrant Agreement and the amendment of the Agreements as set forth herein, and for no other consideration:

5.1 Quantech hereby sells, assigns and transfers to PE all of its right, title an interest in and to the two Quantech SPR prototype instruments previously delivered to and currently in PE's possession, and all parts accessories and consumables associated therewith currently in PE's possession (collectively, the "Instruments"), free and clear of all liens, charges, encumbrances and

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agreements. Quantech represents and warrants that it has good and marketable title to the Instruments, free and clear of all liens, charges, encumbrances and agreements. The instruments are transferred "as is,", "where is", without warranty of any kind. Warranties of fitness for a particular purpose and warranties of merchantibility are expressly disclaimed.

5.2 Quantech will supply to PE, during the one year period commencing July 1, 1999 and ending June 30, 2000:

5.2.1 50 gratings without gold coatings per month, unless requested otherwise by PE, delivered approximately at the middle of each month.

5.2.2 50 gratings with gold coatings, and assembled into flow cells if requested by PE, per month, unless requested otherwise by PE, delivered approximately at the middle of each month.

5.2.3 Up to five hours per month of a combination of telephone and on site technical support, provided that on site support will be provided in not less than two hour increments, and PE shall reimburse Quantech for reasonable travel and lodging approved in advance by PE.

5.2.4 Quantech will deliver the gratings identified above, except to the extent prevented by reasons of Act of Gods, strikes or other labor disputes, failure of suppliers to supply raw materials, or other causes beyond the reasonable control of Quantech (collectively, "Force Majeure Reasons). In the event Force Majeure Reasons prevent or delay delivery, Quantech will use reasonable efforts to mitigate or resolve the Force Majeure Reasons so that delivery, including delivery of past due gratings, may be accomplished at the earliest feasible time. If delivery is delayed for more than 30 days, PE may cancel an order without penalty.

6.  AGREEMENTS OTHERWISE IN FULL FORCE AND EFFECT.

Except as expressly set forth in this Amendment, the Agreements shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, each of the parties has caused this agreement to be executed in the manner appropriate to each, effective as of the date first above written

Quantech, Ltd.                              The Perkin-Elmer Corporation

By: /s/ Greg Freitag                        By: /s/ Joseph E. Malandrakis

Name: Greg Freitag                          Name: Joseph E. Malandrakis

Title: COO and CFO                          Title: President


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